EXHIBIT 10.2

                      EMPLOYMENT AGREEMENT



          This Employment Agreement dated as of March 24, 1995, between Audits & Surveys Worldwide, Inc., a Delaware corporation having an address at 650 Avenue of the Americas, New York, New York 10011 (the "Company"), and Solomon Dutka, an individual residing at 2600 Netherland Avenue, Riverdale, New York 10463 ("Employee").


                 W  I  T  N  E  S  S  E  T  H :


          WHEREAS, Employee has been employed by the Company for more than 40 years; and

          WHEREAS, the Company desires that Employee continue to be employed by it and render services to it, and Employee is willing to be so employed and to render such services to the Company, all upon the terms and subject to the conditions con-tained herein.

          NOW, THEREFORE, in consideration of the mutual cove-nants and agreements contained herein, and other good and valu-able consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Employment. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to continue to employ Employee and Employee agrees to continue in the employ of the Company, for the period set forth in Paragraph 2 hereof, to render to the Company, its affiliates and/or subsidiaries the services described in Paragraph 3 hereof.

          2. Term. Employee's term of employment under this Agreement shall be five (5) years, commencing on March 24, 1995 and shall continue for a period through and including March 24, 2000, unless extended in writing as hereinbelow provided or ear-lier terminated or converted to a consulting agreement pursuant to the terms and conditions set forth herein (the "Employment Term"). Such term shall be extended for successive one (1) year terms unless either party hereto gives written notice to the other of its desire to terminate this Agreement at least ninety
(90) days prior to the commencement of any such extension.

          3. Duties. (a) Employee shall serve as a principal executive of the Company subject to the authority of the Board of Directors of the Company. If elected by the Board of Direc-tors, Employee will serve as the Chairman of the Board and Chief Executive Officer of the Company. Employee shall perform all duties and services incident to the positions held by him.

               (b) Employee agrees to abide by all By-laws and policies of the Company promulgated from time to time by the Company.

          4. Exclusive Services and Best Efforts. Employee agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his position, and to this end, he will devote his full time and attention during regular business hours to the business and affairs of the Company, subject to the provisions of the last sentence of subparagraph 11(b) hereof.

          5. Compensation. As compensation for his services and covenants hereunder, Employee shall receive a salary ("Sal-ary"), payable pursuant to the Company's normal payroll proce-dures in place from time to time, at the rate of $350,000 per annum less all necessary and required federal, state and local payroll deductions, and such bonuses as may be determined from time to time by the Board of Directors of the Company.

          6. Business Expenses. Employee shall be reimbursed for, and entitled to advances (subject to repayment to the Com-pany if not actually incurred by Employee) with respect to, only those business expenses incurred by him (a) which are reasonable and necessary for Employee to perform his duties under this Agreement in accordance with policies established from time to time by the Company, and (b) for which Employee has submitted vouchers and/or receipts.

          7. Employee Benefits. (a) During the Employment Term, Employee shall be entitled to such insurance, disability and health and medical benefits and be entitled to participate in such retirement plans or programs as are from time to time generally made available to executive employees of the Company pursuant to the policies of the Company; provided that Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans. The Company may withhold from any benefits payable to Employee all federal, state, local and other taxes and amounts as shall be permitted or required to be withheld pursu-ant to any applicable law, rule or regulation.

               (b) Employee shall be entitled to vacation in accordance with the Company's policy in effect for executive staff, which shall be taken at such time or times as shall be mutually agreed upon with the Company.

          8. Consulting. (a) At any time after _______, 1998, Employee may elect to terminate his status as a full-time employee of the Company and become a consultant to the Company for the balance of the Employment Term. Such election shall be made by notice to the Company in accordance with the procedures set forth in Paragraph 16 hereof and shall be effective on the date designated in such notice.

               (b) As a consultant, Employee will make himself available from time to time, at times to be agreed upon by the Company and Employee, to render advisory or consultative ser-vices to the Company in connection with the Company's business and affairs. It is understood that as a consultant, Employee is not expected to be on regular or full time call and that Employ-ee's services as a consultant may be rendered by personal con-sultation at his residence or office or by correspondence through mail, telephone or telecopy or other modes of communica-tions at times, including evenings and weekends, most convenient to him.

               (c) For such consulting and advisory services, the Company agrees to pay Employee a consulting fee at an annual rate equal to 50% of his Salary, such payments to be made in equal monthly installments, payable on the first day of each month, less all necessary and required federal, state and local payroll deductions.

               (d) Employee, while a consultant pursuant to the foregoing provisions of this Paragraph 8, shall continue to be entitled to receive expense reimbursement and, to the extent permitted under the terms of said plans, all insurance and other benefits to which Employee is entitled pursuant to Paragraphs 6 and 7 hereof.

          9. Death and Disability. (a) The Employment Term (and any consulting arrangement under Paragraph 8 hereof) shall terminate on the date of Employee's death, in which event Employee's Salary (or consulting fee, as the case may be), reim-bursable expenses and benefits owing to Employee through the date of Employee's death shall be paid to his estate.

Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this subparagraph
9(a).

               (b) If, during the Employment Term, in the opin-ion of a duly licensed physician selected by the Company, Employee, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and ser-vices required of him under this Agreement for a period, of 120 consecutive days or 180 days in the aggregate during any nine-month period, the Company may, upon at least ten (10) days' prior written notice given at any time after the expiration of such 120 or 180-day period, as the case may be, to Employee of its intention to do so, terminate his employment as of such date as may be set forth in the notice. In case of such termination, Employee shall be entitled to receive his Salary, reimbursable expenses and benefits owing to Employee through the date of ter-mination. Employee will not be entitled to any other compensa-tion upon termination of his employment pursuant to this subparagraph 9(b), except that, upon such notice of disability termination, Employee shall be deemed to have elected to become a consultant to the Company for two (2) years or the remaining balance of the Employment Term, whichever is less.

          10. Termination. The Company may terminate the employment of Employee for cause, as such term is interpreted by the courts of New York. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee his Salary, reimbursable expenses and benefits owing to Employee through the day on which Employee is termi-nated. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 10 nor will he be entitled to elect thereafter to become a consul-tant to the Company.

          11. Disclosure of Information and Restrictive Cove-nant. Employee acknowledges that, by his employment, he has been and will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates. Confi-dential information and trade secrets include, but are not lim-ited to, customer, supplier and client lists, panels and inter-viewers, price lists, marketing, strategies and procedures, operational techniques, business plans and systems, quality con-trol procedures and systems, special projects and survey and market research, including projects, research and reports for any entity or client, and any other records, files, drawings, discoveries, applications, data and information concerning the business of the Company and its customers and clients which are not in the public domain. Employee agrees that in consideration of the execution of this Agreement by the Company:

               (a) Employee will not, during the term of this Agreement or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the Company, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its sub-sidiaries, affiliates, customers and clients or proprietary pro-cedures of the Company, its subsidiaries, affiliates, customers and clients. Proprietary procedures shall include, but shall not be limited to, all information which is known or intended to be known only by employees of the Company, its subsidiaries and affiliates or others in a confidential relationship with the Company or its subsidiaries and affiliates which relates to business matters.

               (b) Employee will not, during the term of this Agreement, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, engage in or participate in any business activity, including, but not limited to, acting as a director, officer, employee, agent, independent contractor, partner, consultant, licensor or licensee, franchisor or franchisee, proprietor, syndicate mem-ber, shareholder or creditor or with a person having any other relationship with any other business, company, firm, occupation or business activity, that is, directly or indirectly, competi-tive with any business carried on by the Company or any of its subsidiaries or affiliates during the term of this Agreement. The ownership by Employee of 3% or less of the issued and out-standing shares of a class of securities which is traded on a national securities exchange or in the over-the-counter market, shall not cause Employee to be deemed a shareholder under this subparagraph 11(b) or constitute a breach of Paragraph 4 hereof.

               (c) Employee will not, during the term of this Agreement and for a period of three (3) years thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direc-tion and for the benefit of the Company, solicit or induce any creditor, customer, client, supplier, officer, employee or agent of the Company or any of its subsidiaries or affiliates to sever his or its relationship with or leave the employ of any of such entities.

               (d) Nothing contained in this Paragraph 11 shall be construed as prohibiting Employee from being engaged by a client or customer of the Company upon his termination of employment by the Company.

               (e) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above in this Paragraph 11 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of unique char-acter and expressly grants to the Company or any subsidiary or affiliate of the Company or any successor of any of them, the right to enforce the above provisions through the use of all remedies available at law or in equity, including, but not lim-ited to, injunctive relief.

               (f)  This Paragraph 11 and Paragraphs 12, 13 and
14 hereof shall survive the expiration or termination of this Agreement for any reason.

          12. Company Property. (a) Any patents, inventions, discoveries, applications or processes designed, devised, planned, applied, created, discovered or invented by Employee in the course of Employee's employment under this Agreement and which pertain to any aspect of the Company's or its subsidiar-ies' or affiliates' business shall be the sole and absolute property of the Company, and Employee shall promptly report the same to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.

               (b) All records, files, lists, including com-puter generated lists, drawings, documents, equipment and simi-lar items relating to the Company's business which Employee shall prepare or receive from the Company shall remain the Com-pany's sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Company all property of the Company in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Employee additionally represents that, upon termination of his employment with the Company, he will not retain in his posses-sion any such software, documents or other materials.

          13. Remedy. It is mutually understood and agreed that Employee's services are special, unique, unusual, extraor-dinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately com-pensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses under Paragraph 11 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Company may be entitled to recover. In addition, the Company shall be entitled to reimbursement from Employee, upon request, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of this Agreement.

          14. Representations and Warranties of Employee. (a) In order to induce the Company to enter into this Agreement, Employee hereby represents and warrants to the Company as fol-lows: (i) Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by Employee and the performance of his obliga-tions hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Employee is a party or by which he is or may be bound or subject; and (iii) Employee is not a party to any instrument, agreement, document, arrange-ment or other understanding with any person (other than the Com-pany) requiring or restricting the use or disclosure of any con-fidential information or the provision of any employment, con-sulting or other services.

               (b) Employee hereby agrees to indemnify and hold harmless the Company from and against any and all losses, costs, damages and expenses (including, without limitation, its reason-able attorneys' fees) incurred or suffered by the Company resulting from any breach by Employee of any of his representa-tions or warranties set forth in subparagraph 14(a) hereof.

          15. Waiver of Jury Trial and Consent to New York Jurisdiction and Venue. In any action, suit or proceeding in any jurisdiction brought against the Employee by the Company, or vice versa, the Employee and the Company each waive trial by jury. The Employee hereby consents and agrees that the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Employee and the

Company. In any dispute with the Company, the Employee will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum.

          16. Notice. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the Employee at his address set forth on the first page of this Agreement and to the Company at its address set forth on the first page of this Agreement, attention: Mr. Anthony Timiraos, Chief Financial Officer, with a copy to Parker Chapin Flattau & Klimpl, 1211 Avenue of the Americas, New York, New York 10036, Attention:
James Alterbaum, Esq. (or to such other address as shall be des-ignated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first busi-ness day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth business day fol-lowing the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or
(iii) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

          17. Interpretation, Headings. The parties acknowl-edge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all par-ties hereto, and shall not be construed in favor of or against any party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          18. Successors and Assigns; Assignment; Intended Beneficiaries. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any corporation or corpora-tions acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolida-tion, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

          19. No Waiver by Action, Cumulative Rights, Etc. Any waiver or consent from the Company respecting any term or provi-sion of this Agreement or any other aspect of the Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Com-pany at any time or times to require performance of, or to exer-cise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Employee's conduct or employment in no manner (except as other-wise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision.

          20. Counterparts; New York Governing Law; Amendments, Entire Agreement. This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto. This Agreement and all other aspects of the Employee's employment shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (other than those that would defer to the substantive laws of another
jurisdiction).   Each and every modification and amendment of
this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each affected party hereto. This Agreement contains the entire agreement of the parties and supersedes all prior representations, agreements and understandings, oral or other-wise, between the parties with respect to the matters contained herein.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              AUDITS & SURVEYS WORLDWIDE, INC.



                              By:  /s/ Anthony Timiraos_________
                                  Name:  Anthony Timiraos
                                  Title: Treasurer


                                     /s/ Solomon Dutka__________
                                        Solomon Dutka